EXHIBIT 5.0

LAW OFFICES

Elias, Matz, Tiernan & Herrick L.L.P.

11TH FLOOR

734 15TH STREET, N.W.

WASHINGTON, D.C. 20005

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TELEPHONE: (202) 347-0300

FACSIMILE: (202) 347-2172

WWW.EMTH.COM

July 31, 2013

Board of Directors

Prudential Bancorp, Inc.

1834 West Oregon Avenue

Philadelphia, Pennsylvania 19145

Gentlemen:

We have acted as special counsel to Prudential Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the “Registration Statement”), relating to the issuance of shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), in connection with the conversion of Prudential Mutual Holding Company (the “MHC”) (the “Conversion”).

In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company, the MHC, Prudential Bancorp, Inc. of Pennsylvania (“Prudential Bancorp-Existing”) and Prudential Savings Bank (the “Bank”), the Plan of Conversion and Reorganization, as amended, of the MHC, the Company, Prudential Bancorp-Existing and the Bank and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the Commonwealth of Pennsylvania which are in effect on the date hereof.

Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock, when issued, delivered and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal and Tax Opinions” in the prospectus and the proxy statement/prospectus contained in the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/ Philip R. Bevan
Philip R. Bevan, a Partner